July 7, 2006

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	The Calvert Fund SEC File Nos. 811-3416 and 2-76510 Post-Effective Amendment No. 57

Ladies and Gentlemen:

Pursuant to Rule 472 of the Securities Act of 1933 and as required by Rule 8b-16 under the Investment Company Act of 1940, attached is the above-referenced post-effective amendment to the Securities Act of 1933 and Investment Company Act of 1940 Registration Statement of The Calvert Fund.

The purpose of this Rule 485(a) filing is to create a new series, Calvert Ultra-Short Floating Income Fund. We plan to have the post-effective amendment become effective on October 31, 2006.

This filing includes a prospectus for retail share classes, a prospectus for an institutional share class and a statement of additional information for all share classes.

If you have questions or require further information, please contact me at 301-657-7045.

Sincerely,

/s/ Lancelot A. King
Lancelot A. King
Associate General Counsel

cc:	Kimberly Browning Division of Investment Management Securities and Exchange Commission